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American Skandia                    American Skandia Life Assurance Corporation
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Where To Invest                     {                                               }     Application for Life Insurance

1.       Proposed Insured Section  (Please Print)                      2.  Proposed Second Insured (Complete if Applicable)

         Full Name                                                         Full Name
         Address                                                           Address

         Date of Birth                      State/Place of Birth           Date of Birth                  State/Place of Birth
         Tax I. D. No.                                                     Tax I. D. No.
         Sex    Male  Female                                               Sex    Male  Female
         Driver's License No.               State                          Driver's License No.           State
                                                                           Relationship to Proposed Insured

3.       Owner (if other than Proposed Insured)                        4.  Premium Information

         Name                                                              Estimated Premium $
         Address                                                           Estimated Face Amount $
                                                                           Method of Payment:

         Telephone Number                                                  Cash $             CD Transfer $
         Relationship to Proposed Insured(s)                               Mutual Fund Transfer $   Life Insurance Exchange $
         Tax I. D. No.                                                     Other $
         Sex    Male   Female         Date of Birth

5.       Beneficiary Designation      (The Owner reserves the right to change the Beneficiaries unless otherwise indicated in
Special Instructions

         Primary Beneficiary                                           Contingent Beneficiary

         Name              Relationship to Proposed Insured            Name             Relationship to Proposed Insured

         ------------------------                -----%                ------------------------------              -----%

         -----------------------                 -----%                ------------------------------              -----%

6.       Questions for Proposed Insured(s)

A.       Will the  insurance  applied for replace  any other life  insurance  or
         annuities on the life/lives of the insured(s)?    Yes    No (If
         yes, provide company, Policy #, individual insured, amount and attach the required replacement forms.)





                                                              Proposed Insured                   Proposed Second Insured

B.       Within the last 12 months have you
         used any tobacco products?                              Yes      No                       Yes        No

C.       Within the past 10 years have you been
         treated for or been told you have the
         following: cancer, heart disease or stroke?             Yes      No                       Yes        No

D.       Have you been  diagnosed  with or  treated  by a member of the  medical profession  for an immune  deficiency  disorder,  the  Acquired  immune
         Deficiency Syndrome (AIDS) or AIDS
         Related Complex (ARC)?                                  Yes      No                       Yes        No

E.        Are you under the age of 20 or over
         the age of 80?                                          Yes      No                       Yes        No

If question C, D, or E is answered yes by Proposed Insured, then premium cannot be taken with this Application and the Temporary Life Insurance Agreement cannot be completed. Has a Temporary Insurance Agreement been completed?

                              Yes                 No

A representative will contact you for an interview to help determine your eligibility for this coverage.

Proposed Insured                                                       Proposed Second Insured

Best Time: __________   Best Day:  _____________                       Best Time:  ________   Best Day:  ________

Most convenient place to call:   Business    Home          Most convenient place to call:
Business    Home
Home phone   (   )  ______________________                      Home phone (   )  _________________________
Business phone  (   )  ____________________                     Business phone (   )  _______________________
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7.        Suitability

         To be completed by the Owner

     a. Do you  believe  that this  Policy  will meet your  insurance  needs and
financial objectives?  Yes        No

     b. Do you understand that the Death Benefit, the Account Value and Cash Value may increase or decrease depending on the investment experience of the
sub-accounts?          Yes        No

     c. Do you understand that the initial premium may be allocated to the Money
Market Account until the Right to Cancel period expires?    Yes    No

     d. Did you receive a copy of the product prospectus for the Policy?
                       Yes        No

8.       Special Instructions

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9.   Declarations, Authorizations and Signatures

I declare and agree that: (1) All statements and answers made in all parts of this Application are full, complete and true to the best of my knowledge and belief, (2) This Application, any amendments to it, any Application Supplement and any related medical examinations will become a part of the Policy and are the basis for any insurance issued on this Application; (3) No agent or medical examiner may accept risks or make or change any contract, or waive or change any of American Skandia Life Assurance Corporation's rights or requirements; (4) Unless otherwise provided in the Temporary Life Insurance Agreement, any Policy issued based on this Application will not take effect unless each Proposed
Insured is alive and in the same condition of health as described in this Application and any Application Supplement when the Policy is delivered to the Owner and the full premium is paid.

I certify under penalty of perjury if allowed by law that my Tax Identification Number is correct.

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically-related facility, insuring or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and/or treatment of me and any other non-medical information about me to give the Company and/or its legal representative any and all such information.

I understand that the policy has an Accelerated Death Benefit which will affect the values therein.

I understand that the information obtained by use of this Authorization will be used by the Company to determine my eligibility for insurance. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with this Application, claim, or as may otherwise be required by law, lawfully required, or as I may authorize.

I understand that I have a right to receive a copy of this Authorization, that a copy of this Authorization will be valid as the original and that this Authorization will be valid for two and one half years (30 months) from the date shown below.

I have received the Notice of Insurance Information Practices and Notice Regarding Medical Information Bureau.

I consent to a consumer report containing personal or credit information or both that may be requested in connection with this Application.

The Owner agrees to be bound by all statements, answers and agreements made by the Proposed Insured and any Proposed Second Insured.

Signed at _____________________________, on ________________  _________ _______
               (city)         (state)          (month)         (day)      (year)

--------------------------------------     ------------------------------------
Signature of Proposed Insured           Signature of Proposed Second Insured, if
applicable

--------------------------------------     ------------------------------------
Signature of Owner                         Signature of Licensed Agent/
(if other than insured)                      Registered Representative
(if other than insured)

     NOTE: If the Owner is an entity, full name to be shown and to be signed by an authorized individual with title shown.

10.      Amendments to the Application    (Home office use only)

--------------------------------------------------------------------------------

11.       Representative's Certification

Estimated annual income, net worth of Proposed Insured (both Proposed Insureds on last survivor applications):

--------------------------------------------------------------------------------

         I CERTIFY:

     1. to the best of my  knowledge,  the  insurance  applied  for   will
will not (CHECK ONE) replace any life insurance or annuity on the life of any Proposed Insured;

     2. to the best of my knowledge there is nothing that may adversely affect the insurability of any person proposed for insurance except as stated in this Application;

     3. that I asked each question separately; the answers were recorded as given; and, they are complete and accurate to the best of my knowledge and belief;

     4. that I am a NASD Registered Representative;

     5. that I have reviewed the purchase of this insurance Policy as to suitability.

--------------------------                      --------------------------------
Signature of Licensed Agent/                       Date
Registered Representative

--------------------------                ----------------------     -----------
Agent's Name (Print)                         Agent Number              Location

--------------------------                ----------------------     -----------
Phone Number     Fax Number                  Agency                Broker/Dealer


             DETACH THIS NOTICE AND GIVE IT TO THE PROPOSED INSURED


12.       Notice of Insurance Information Practices

         As part of our procedure for processing your application, an investigative consumer report may be prepared. Information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. Questions will be asked as to your character, general reputation, personal characteristics, personal financial information and mode of living. You have the right to send a written request within a reasonable period of time to receive additional detailed information about the nature and scope of this investigation. You have the right to access this information upon written request. You may request correction, amendment or deletion of any information which you believe to be inaccurate.

         As part of your application for insurance you may receive a telephone call from an authorized person. This person's responsibility is to review and clarify information you provided on your application and ask some additional questions which will aid in considering your application. The information is considered confidential and will only be used to assess your eligibility for insurance.

Whenever possible, calls will be made at your convenience and to the telephone number you have provided.

     Address any questions you have regarding this notice to: American Skandia Life Assurance Corporation, P.O. Box 290698, Wethersfield, CT 06129-0698

13.       Notice Regarding Medical Information Bureau

Information regarding your insurability will be treated as confidential. American Skandia Life Assurance Corporation, or its reinsurers, may, however, make a brief report thereon to the Medical Information Bureau Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02112, Telephone: (617) 426-3660.

American Skandia Life Assurance Corporation, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.